UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Advanced Medical Optics, Inc. (“AMO,” “we”, “us” or “our”) is furnishing certain supplemental information concerning AMO and its previously announced acquisition by merger of IntraLase Corp. This supplemental information is set forth in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The supplemental information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01.	Other Events

RATIO OF EARNINGS TO FIXED CHARGES

	For the Year Ended December 31,
	2002	2003	2004	2005	2006
	(in thousands)
Ratio of earnings to fixed charges(1)	3.6x	1.6x	—	—	5.1x

(1)	For purposes of calculating the ratio, earnings consist of earnings before income taxes and before fixed charges. Fixed charges consist of interest expense and a portion of rental expense deemed a reasonable approximation of the interest factor. Earnings were insufficient to cover fixed charges by $121.2 million and $440.3 million for the years ended December 31, 2004 and 2005, respectively.

Item 9.01	Financial Statements and Exhibits

99.1	Supplemental information concerning AMO and its acquisition by merger of IntraLase Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)

	BY:	/S/ AIMEE S. WEISNER
Date: March 20, 2007		Aimee S. Weisner
Executive Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Supplemental information concerning AMO and its acquisition by merger of IntraLase Corp.